                                                                   EXHIBIT 10.bb


                                DISTRIBUTION SERVICE AGREEMENT

        THIS DISTRIBUTION SERVICE AGREEMENT ("AGREEMENT") is made as of the 1st day of November, 1997, by and between El Torito Restaurants, Inc., a Delaware corporation (hereinafter "EL TORITO"), and The SYGMA Network, Inc., a Delaware corporation (hereinafter "SYGMA").

RECITALS

        A. El Torito is the owner, licensor, operator and manager of El Torito's Mexican Restaurants (the "Restaurants"). A current list of the Restaurants is attached as Exhibit A.

        B. El Torito desires to designate SYGMA as its primary distributor for certain products to all of the Restaurants within the geographic service areas (the "SERVICE AREA") designated by the dark shaded areas in Exhibit B.

        C. SYGMA will carry and distribute certain products, as determined by El Torito, pursuant to the terms of this Agreement.

In consideration of the above recitals and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.      BASIC AGREEMENT

        El Torito will purchase from SYGMA and SYGMA will purchase, warehouse and distribute for and to sell to El Torito, substantially all of the needs of the Restaurants within the Service Area and/or on Exhibit A for all products (the "Products") in the following categories: dairy, frozen and refrigerated items, poultry, meat, seafood, canned and dry goods, beverages, frozen bakery, soft drink syrup products, paper and disposables, janitorial supplies to include cleaning chemicals and other non-food products requiring frequent replacement. An initial product listing is attached as Exhibit C. As El Torito's primary distributor, SYGMA will be entitled to substantially all of the product requirements of the Restaurants within the Service Area and/or on Exhibit A. SYGMA will not sell or distribute any Proprietary Products (hereinafter defined) to customers other than the Restaurants and El Torito's Franchisees (hereinafter defined) without the prior written approval of the Vice President, Supply Chain Management of Family Restaurants, Inc. ("FRI"), the sole stockholder of El Torito. "PROPRIETARY PRODUCTS" means Products which are labeled with the trademarks or proprietary logos of El Torito or are manufactured expressly for El Torito at El Torito's direction and specifications.

II.     PRODUCT DESIGNATION

        A. Product Selection - El Torito shall have the right to designate the brands and/or suppliers of Products it requires to have SYGMA supply. [*]

        B. Inventory Management - SYGMA shall use reasonable, good-faith efforts to utilize proper inventory management for a continuous supply of Products while minimizing the risk of inventory obsolescence. SYGMA will provide El Torito with a monthly status report of slow-moving and obsolete Products and those Products approaching the expiration of their shelf life. A slow moving Product is defined as having less than 10 cases movement in the last 13 weeks. An obsolete item is defined as having zero case movement in the last 60 days. Within two weeks of its receipt of the monthly status report of slow-moving Products, obsolete Products and Products approaching the expiration of their shelf life, El Torito and SYGMA agree to review all products whose risk of obsolescence is apparent. Joint resolutions to assign and reduce obsolete inventory exposure will be initiated within forty-five (45) days after the expiration of the two week period referred to in the preceding sentence.

                El Torito will communicate with SYGMA regarding anticipated menu or Product mix changes to help avoid obsolete inventory issues and will assist SYGMA in removal or disposition of slow-moving and obsolete Products and those Products approaching the expiration of their shelf life. If SYGMA has been authorized to purchase and then purchases the Product in reasonable anticipation of its sale to El Torito and the volume of purchases of the Product declines substantially to the point where the risk of obsolescence is apparent, El Torito will either: 1) assume financial responsibility for the cost to return any unsold inventory of such Product to the supplier; unless the inventory obsolescence or a portion thereof was caused by SYGMA in which case SYGMA will be responsible for the cost of any unsold inventory of such Products; or 2) designate a specific Restaurant or Restaurants to purchase and use the subject Product inventory within a reasonable period of time; or
                3) implement other disposal alternatives, to be mutually determined, inclusive of moving such Product to SYSCO Central Warehouse; or 4) if such Product is not sold or otherwise disposed of in accordance with this paragraph IIB, and after

----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

               the above alternatives have been exhausted, then SYGMA may invoice El Torito for such product and El Torito shall, within 30 days after receipt of such invoice, pay SYGMA the Cost (herein defined) of any unsold inventory of such Product. SYGMA will make such Product available for pick up by El Torito or its designee. If Product is designated to a third party, other than the original supplier, SYGMA may require payment at the time of pick-up.

               Notwithstanding anything to the contrary in this Agreement, El Torito will not be responsible for SYGMA orders of discontinued Product made after El Torito has given SYGMA written notice of discontinuance of such Product. SYGMA will use reasonable good faith efforts to cancel or return vendor Product on order or in transit to reduce El Torito's liability in the event of discontinuation of such Product.

        C. Approved Items by Brand Name - Certain Products are brand name items approved by El Torito and these items shall be inventoried by SYGMA to service El Torito. These Products do not bear any El Torito name or logo. It is understood that these Products may bear the brand name of the manufacturer or a brand name owned by the manufacturer or distributor. El Torito has no objection to these Products being sold to other customers and, in fact, encourages such sale in hopes of a reduction in both SYGMA's and El Torito's cost. Such other sales shall not, however, jeopardize El Torito pricing hereunder nor include Proprietary Products.

III.    SERVICE

        A. Delivery Frequency - SYGMA shall determine order and delivery schedules and SYGMA will make deliveries to each Restaurant according to the required frequency noted on Exhibit A. Unless otherwise mutually agreed between El Torito and SYGMA, the Restaurants listed on Exhibit A shall receive the identified deliveries per week. However, no changes to Exhibit A will be authorized without the approval of the Vice President of Supply Chain Management of FRI. Restaurants outside the Service Area may be added to Exhibit A upon mutual agreement by El Torito and SYGMA which approval shall not be unreasonably denied or declined.

               [*]

----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

               During a 45 day period after the program start-up date listed in Paragraph III.I., Restaurants being serviced by SYGMA shall receive reasonable and necessary additional deliveries at no charge.

               After the opening of a new Restaurant within the Service Area and/or on Exhibit A, a 30 day grace period will be granted where additional delivery charges will be waived for that particular Restaurant for reasonable and necessary additional deliveries.

        B. Service Area - Pursuant to the terms of this Agreement, SYGMA shall deliver Products to all future Restaurants located in the Service Area.

        C. Scheduling; Access - SYGMA may schedule such deliveries on any day of the week and from 1:30 p.m. - 5:30 p.m. and 7:30 p.m. - 11:30 a.m. SYGMA will maintain [*] or higher on-time delivery performance which performance shall be either earlier or within one (1) hour later of the stated delivery time. It is understood that either El Torito or SYGMA may have particular scheduling needs for specific Restaurants where unusual circumstances may exist, and each party agrees to address such needs in good faith. Should SYGMA drivers arrive at the Restaurant more than one hour prior to the scheduled delivery time, it is the prerogative of the Restaurant manager to accept the delivery or instruct the driver to return within the agreed upon delivery windows, as defined as plus or minus one hour from the scheduled delivery times.

                Order Balancing - It is understood that Restaurants receiving two deliveries per week will use reasonable, good-faith efforts to balance the orders such that each delivery consists of approximately the same number of cases.

        E. Product Unloading at Restaurants - SYGMA delivery drivers will bring all Products into those Restaurants where it is possible to safely roll a two-wheel cart. Further, for those Restaurants where it is possible to roll a two-wheel cart, SYGMA delivery drivers will separate and deliver the order to the Restaurants' freezer, cooler and storeroom. If it is not possible to roll a two-wheel cart into the refrigerated, frozen or dry area of the Restaurant, SYGMA delivery drivers will wheel the Products to another designated area of the Restaurant as determined by El Torito. El Torito will have personnel available to check and sign for the order at the time the delivery is being made for all but unattended deliveries.

----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

        F. Order Accuracy - SYGMA will maintain a [*] or higher average fill-rate performance of cases of Product delivered accurately according to the Restaurant's needs, as calculated on an [*]. El Torito and SYGMA agree to designate certain Products in Exhibit D which shall be considered "essential" Products. SYGMA will give special attention to the inventory management of essential Products and use good faith efforts to ensure these items are in-stock at all times. Should El Torito, due to a SYGMA delivery error, purchase Product on a local basis, SYGMA will reimburse El Torito for the difference between the Sell Price of that Product and the price paid by El Torito for such Product; and for the reasonable cost of the labor involved for a El Torito employee to leave the Restaurants to purchase a Product on a local basis.

        G. Recovery for Ordering Errors - In situations where Product is out-of-stock or missing as the result of an order error, SYGMA will use its best good faith efforts to provide Product to the Restaurants as soon as possible. Should this effort require extra expense, it will be the responsibility of the erring party to pay those expenses. In the event of a Restaurant ordering error, SYGMA will advise the Restaurant of the estimated amount of this special charge. The Restaurant manager has the authority to accept or decline the delivery based on the special charge, communicated at the time the special order is requested. If the Restaurant manager places the order and that order is delivered, the Restaurant is responsible for the special charge.

        H. Route Change Notice - SYGMA will provide Restaurant managers not less than two weeks written notice, with copies to FRI's Vice President, Supply Chain Management, of any significant route change. The notice will include a brief statement for the reason for the route change. SYGMA will provide FRI's Vice President of Supply Chain Management not less than three weeks written notice of any significant route change.

        I. Commencement of Service - SYGMA will begin servicing El Torito's Restaurants from its SYGMA-Los Angeles distribution center in Rancho Cucamonga, California on November 1, 1997.

        J. Special Shipments - SYGMA will, on behalf of El Torito or the El Torito's Franchisees and at each of their expense and risk, arrange C.O.D. and freight-collect, common carrier shipments of Products from the SYGMA distribution

----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

                center direct to (i) Restaurants owned by franchisees of El Torito (the "EL TORITO FRANCHISEES") that are domestic and (ii) Restaurants owned by El Torito that are outside the described Service Area, upon El Torito communicating such orders to SYGMA. For this service, SYGMA will bill El Torito or such El Torito Franchisees, as applicable, for the Cost of the Product plus [*] per case mark-up.

                SYGMA will, on behalf of the El Torito's Franchisees and at their expense and risk, arrange shipments of Products direct from the SYGMA distribution center to El Torito Franchisees that are international. For this service, SYGMA will bill international El Torito Franchisees for the Cost of the Product plus [*] per case mark-up. Such El Torito Franchisees are responsible for all freight costs, customs, brokerage, clearance, tariffs costs and will be asked to pay for same at the time of shipment.

                Should SYGMA be required to inventory special product for export purposes only an additional fee will be charged. This fee will be determined on a case by case basis.

        K. Expansion of Service - SYGMA will provide distribution service for El Torito's expansion in the service area of another SYGMA distribution center, at El Torito's request, when El Torito has twenty (20) Restaurants open in such area and once mark-ups have been agreed upon by El Torito and SYGMA. In the event no SYGMA distribution center is within the new service area, El Torito may select a SYSCO operating company within the service area. Notwithstanding the above, SYGMA will evaluate the feasibility of service to fewer than twenty (20) Restaurants at any time during the term of this Agreement.

        L. Information Services - Electronic Communication - SYGMA will, in a timely manner, electronically transmit data in SYGMA standard formats which will permit El Torito to design specialty reports and to facilitate automation of input to El Torito's accounts payable and purchasing systems. [*] SYGMA's and El Torito's Information Services departments will consult to determine mutually agreed upon transmission protocols, timing, and any customized requirements. SYGMA will provide non standard elements of information if that data is available. In the event of a communications line failure, SYGMA will provide data via disk or a mutually agreed upon magnetic media, within three days of request via overnight service.

----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

                Information Services - Reports - Prior to the time El Torito implements reporting systems using SYGMA-supplied electronic data, calendar month thirteen period usage reports by item will be made available. SYGMA order accuracy and on-time delivery performance reports will be mailed on a regular monthly basis.

                Administrative Reports - SYGMA will provide on a monthly basis the following reports: the number of special deliveries by Restaurant, ordering balancing and compliance, cases ordered per Restaurant, and gross margin per Restaurant per week.

        M. Restaurant Service - In the event of a conflict between SYGMA and Restaurant operators arising out of service under this Agreement, the resolution will be negotiated by FRI's Vice President of Supply Chain Management and SYGMA's Vice President/General Manager of the delivering distribution center.

        N. El Torito Calendar - Electronic transmissions, order guides and price lists will be consistent with El Torito's fiscal calendar attached as Exhibit E.

        O. Unattended Deliveries - El Torito agrees to provide keys and security codes for night deliveries where necessary. SYGMA will be responsible for expenses incurred by El Torito to re-key door locks when caused by SYGMA to do so. In the event SYGMA is not notified five (5) days in advance of changes to the Restaurants locks and not provided the appropriate keys and alarm codes, SYGMA may elect to charge El Torito for the expenses associated in route delays or re-deliveries. El Torito and its employees, officers and directors are not liable for injury, illness and/or death to SYGMA drivers arising from criminal events during delivery (i.e. robberies, attacks, kidnaping or hostage situations), except to the extent same is caused by the gross negligence or willful misconduct of El Torito, its employees, officers or directors.

        P. Designated SYGMA Distribution Center - It is understood that SYGMA will perform the terms of this Agreement through its SYGMA-Los Angeles distribution center located in Rancho Cucamonga, California.


IV.     PRICING

        A. Definition of Cost - The price to El Torito for all Products sold under this Agreement (the "SELL PRICE") will be calculated on the basis of Cost. "COST" is defined as the cost of the Product as shown on the invoice to the delivering SYGMA distribution center, plus applicable freight. Invoices used to determine Cost will be the invoice issued to the delivering SYGMA distribution center by the vendor or by the Merchandising Services Department of Sysco Corporation ("SYSCO"). Applicable freight, in those cases where the invoice cost to the delivering SYGMA distribution center is not a delivered cost, means that a reasonable freight charge for delivering Products to the distribution center has been added. Freight charges may include common or contract carrier charges by the Product supplier or a carrier, or charges billed by Alfmark, SYSCO's freight management service. Applicable freight for any Product will not exceed the rate charged by nationally recognized carriers operating in the same market for the same type of freight service. Cost is not reduced by cash discounts for prompt payment available to any SYGMA distribution center.

        B. Calculation of Sell Price - The Sell Price of each Product sold under this Agreement will equal [*]:

                           DISTRIBUTION CENTER                 PER CASE MARK-UP
                                   [*]                                 [*]

               1. For example, a Product with a Cost of $10.00 per case and a mark-up of [*] per case will have a Sell Price calculated as follows: [*].

               2. For Products with a temporary promotional allowance, the following formula will apply:

                      A Product with a Cost of $10.00 and a promotional allowance of $1.00 will have a Sell Price calculated as follows:

                      [*]

               3. Soft drink syrup products will be priced according to the appropriate agency billing program.

               4. SYGMA will provide additional deliveries to Restaurants at El Torito's request. The charges for additional regular scheduled deliveries will be according to the following:



----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

                                 Mileage from                Additional Fee
                              Distribution Center             Not to Exceed
                                     [*]                            [*]

                      SYGMA will also distribute to new locations outside the boundaries of this Agreement, provided that SYGMA and El Torito have negotiated in good faith the additional charges required for this service.

               5. The additional delivery fees associated with a third delivery for those Restaurants receiving two deliveries per week will be waived as long as the average gross profit per delivery for all Restaurants is equal to or greater than [*].

        C.      Purchase Requirements - [*]

        D. Merchandising Services - SYGMA and Sysco Corporation perform value-added services for suppliers of SYSCO(R)brand and other products over and above procurement activities typically provided. These value-added services include national marketing, freight management, consolidated warehousing, quality assurance and performance-based product marketing. SYGMA and Sysco Corporation may recover the costs of providing these services and may also be compensated for these services and consider this compensation to be earned income. Receipt of such cost recovery or earned income does not affect Cost and does not diminish SYGMA's commitment to provide competitive prices to its customers. Exhibit F briefly describes some of these services provided to suppliers.

        E.      Freight Charges - [*]


----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

        F. Inventory Management - SYGMA will typically purchase product for El Torito in quantities sufficient to provide to SYGMA the lowest cost bracket available from a particular supplier for each Product, as long as the quantity required to be purchased to be eligible for such cost bracket does not exceed three weeks normal usage for any one item. In those cases where SYGMA, at the request of El Torito, purchases any Product in such quantities that exceeds three weeks normal usage, El Torito agrees, if requested by SYGMA, to compensate SYGMA for any additional costs incurred in carrying the additional inventory of such Product.

        G. Order Guides; Ordering - SYGMA will provide El Torito with order guides, weekly price lists, and weekly price change notices or, if preferred by El Torito, will provide SYGMA's standard SYGNET software to facilitate order placement through El Torito personal computer equipment. Orders will be placed directly by Restaurants ordering by item number as specified in the order guides or through SYGNET. Only El Torito approved items will appear on order guides and there will be no other changes to the order guides without El Torito approval.

        H.      Intentionally Omitted.

        I. Cost Verification - El Torito has the right, once annually, to verify the Cost for purchases made under this Agreement. SYGMA will furnish verification of Costs for the Products to be price verified, subject to the following limitations:

                1. Date, time and place of Cost verification must be mutually agreed;

                2.      Ten (10) working days' notice must be provided to SYGMA;
                        and

                3. The period for which pricing is to be verified shall be limited to the preceding twelve (12) months.

                4. When price verification shows, to the satisfaction of both parties, a discrepancy between the agreed Sell Price and the actual Sell Price, the appropriate party will reimburse the other party. In the event of a net undercharge, El Torito will deliver to SYGMA a check for the difference within five (5) working days. If El Torito gives SYGMA written notice of what El Torito believes to be a net overcharge, SYGMA shall, within five (5) business days, issue a check to El Torito. With regard to any disputed net overcharge or undercharge, the parties shall continue to negotiate in good faith, the proper amount (if any) to be reimbursed to El Torito or SYGMA including interest thereon. If net overcharges exceed .5% of purchases during any six month period, SYGMA shall reimburse El Torito for all reasonable costs incurred in connection with said price verification.

                Any and all information examined by El Torito shall be held in strict confidence and not disclosed to any person or entity except those employees of El Torito with a need to know such information and who are notified by El Torito to keep such information confidential.

        J. Issuance of Price List - SYGMA's price list will be issued once per week, effective on Sunday. On the preceding Thursday, a notice of price changes will be faxed to the Vice-President, Purchasing & Distribution of FRI.

V.      PAYMENT TERMS

        A.      1. [* Two pages deleted.]

                5. El Torito will complete, execute, and deliver to SYGMA a New Account Form, in the form of Exhibit G, attached hereto, which will be provided by El Torito to SYGMA before this Agreement becomes binding upon SYGMA. El Torito will also deliver completed resale sales tax exemption certificates to SYGMA, for all jurisdictions that would require these, or where they are reasonably deemed to be necessary by SYGMA. El Torito understands and agrees that it is solely responsible for payment of any sales and use taxes that any taxing authority deems to be due, based on purchases by El Torito from SYGMA.

                SYGMA will charge and collect appropriate sales taxes where authorized to do so on El Torito's behalf. The responsibility of payment of these taxes is solely that of El Torito.

        B. Delinquency Charge - If any amount due SYGMA is not paid in accordance with this Agreement, a delinquency charge shall be added to the sum due, which charge shall equal the amount obtained by multiplying the delinquent balance by the lesser of
                (a) one (1%) per month, or (b) the maximum lawful rate permitted to be charged under applicable law.

        C. Guaranty - In consideration of the sale to the Restaurants by SYGMA hereunder and other good and valuable consideration, the sufficiency of which is hereby acknowledged, FRI hereby covenants and agrees as follows: FRI guarantees to SYGMA the prompt payment of any obligation to SYGMA of any subsidiary or affiliated entity of FRI, including without limitation El Torito, but excluding El Torito's franchisees, arising out of deliveries made pursuant to this Agreement. FRI further agrees to pay on demand any such sum to SYGMA whenever any


----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

                such subsidiary or affiliated entity of FRI fails to pay the same when due. It is understood that this guaranty is an absolute, continuing and irrevocable guaranty for payments due under this Agreement. FRI expressly waives presentment, demand, protest, notice of protest, dishonor, diligence, notice of default or nonpayment, notice of acceptance of this guaranty, notice of extending of any guaranteed indebtedness already or hereafter contracted by any such subsidiary or affiliated entity of FRI or notice of any modification or renewal of any payments hereby guaranteed.

        D. Financial Reporting and Credit - FRI will forward to SYGMA FRI's consolidated unaudited quarterly financial statements within fifty (50) days after the end of each quarter. Within ninety-five (95) days after each fiscal year end, FRI will forward to SYGMA, FRI's audited, consolidated financial statements for such fiscal year consisting of an income statement, balance sheet and statement of cash flow.

        E. Financial Information - El Torito shall notify SYGMA in writing within three business days after any change of controlling ownership of El Torito or FRI. El Torito warrants to SYGMA that all financial information provided to SYGMA for the purpose of obtaining and continuing credit is true, correct and complete in all material respects, and El Torito authorizes SYGMA to investigate all references furnished pertaining to El Torito credit and financial responsibility.


VI.     FRANCHISEE PARTICIPATION

        SYGMA shall extend to any present or future El Torito Franchisees the same or similar terms and conditions for distribution of Products to Restaurants in the Service Area as the terms and conditions of this Agreement, provided each El Torito Franchisee meets SYGMA's credit standards and enters into and performs its obligations under an agreement with SYGMA satisfactory to SYGMA in its sole discretion. At SYGMA's reasonable election, each El Torito Franchisee will provide to SYGMA either a standby letter of credit in an amount to be determined by SYGMA or personal guarantees of the individuals involved with such El Torito Franchisee. Notwithstanding the above, SYGMA may alter the payment and other terms (but not mark-ups or delivery schedules) with any El Torito Franchisee from the terms set forth in this Agreement if SYGMA, in its sole discretion, determines that the El Torito Franchisees's financial condition or credit history does not merit the terms extended to El Torito under this Agreement. Unless otherwise agreed by the parties in writing, El Torito shall not be liable to SYGMA for payment obligations of its El Torito Franchisees. El Torito and FRI will be notified of any action SYGMA has taken against a El Torito Franchisee as a result of any failure by the El Torito Franchisee to comply with its agreement with SYGMA. SYGMA will be notified of any action El Torito and FRI have taken against a El Torito Franchisee as a result of any failure by the El Torito Franchisee to comply with its agreement with El Torito or FRI.


VII.    INDEMNIFICATION AGAINST FRANCHISEES

        El Torito and/or FRI is a franchisor and permits distribution of Products to El Torito Franchisees. If for any reason El Torito and SYGMA cease doing business and El Torito or FRI directs SYGMA to cease distribution or sales of Proprietary Products to one or more of the El Torito Franchisees, El Torito will defend, indemnify and hold harmless SYGMA from and against any and all losses, damages or claims by any such El Torito Franchisee which may arise from SYGMA ceasing further sales to such Franchisee.

VIII.   SPECIAL PRODUCT INDEMNITY

        SYGMA's policy is that all suppliers provide indemnity agreements and insurance coverage for products purchased by SYGMA. In order to protect SYGMA when it stocks Proprietary Products or special order items at El Torito's request and the supplier of such items will not provide an indemnity and/or insurance coverage acceptable to SYGMA, El Torito will defend, indemnify and hold harmless SYGMA and its employees, officers and directors from all actions, claims and proceedings, and any judgments, damages and expenses resulting therefrom, brought by any person or entity for injury, illness and/or death or for damage to property in either case arising out of the delivery, sale, resale, use or consumption of any Proprietary Product or special order item except to the extent such claims are caused by the negligence or misconduct of SYGMA, its agents or employees.


IX.     INDEMNIFICATION

        SYGMA agrees to indemnify, defend, and save harmless El Torito, its officers, directors, agents, and employees, parent companies and subsidiaries (collectively "INDEMNIFIED PARTIES") from and against any and all claims, losses, damages, liability, or liens arising out of injury to or death of persons (including, but not limited to any employee of Indemnified Party), or loss of or damage to property, resulting directly from (i) the negligence of SYGMA and its employees or
        (ii) from the violation by SYGMA of copyrights or trademarks of El Torito arising out of the publication, translation, reproduction, delivery, performance, use or disposition of any data furnished under this Agreement, except to the extent that such loss, damage, injury, liability or claim is the result of the negligence or willful misconduct of any Indemnified Party. The right of the Indemnified Parties to indemnification by SYGMA under the foregoing shall be independent of the right of the Indemnified Parties to the insurance to be provided pursuant to this Agreement. Such indemnification shall include all costs of suit and reasonable attorney's fees incurred in defending against, or negotiating settlement of any claim or suit, but only if the Indemnified Party provides SYGMA with prompt written notice of the initiation of any claim or lawsuit seeking damages against the Indemnified Party and the opportunity to assume the defense thereof.


X.      COMPLIANCE WITH EL TORITO DISTRIBUTOR QUALITY PROGRAM
        SYGMA agrees to comply with El Torito's Distributor Quality Program as referenced in Exhibit H.


XI.     SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that neither party may assign this Agreement without the prior written consent of the other party which approval shall not be unreasonably withheld or delayed.


XII.    NOTICES

        All notices required or permitted to be given hereunder shall be in writing and sent by facsimile (to be followed by any of the following) and personal delivery, overnight delivery service or United States registered or certified mail, postage prepaid, return receipt requested, addressed to the parties as follows:

               SYGMA:        The SYGMA Network
                             7125 West Jefferson Avenue #400
                             Lakewood, CO 80235
                             Attention: Gregory K. Marshall
                                        Chairman and CEO
                             Facsimile: (303) 988-4057

               El Torito Restaurants, Inc.:
                             El Torito Restaurants, Inc.
                             c/o FRI Purchasing Department
                             18831 Von Karman Avenue
                             Irvine, CA 92612
                             Attn: David R. Parsley, C.P.M.
                                   Vice President of Supply Chain Management
                            Facsimile: (714) 757-8054
               With copies to:
                             Family Restaurants, Inc.
                             18831 Von Karman Avenue
                             Irvine, CA 92612
                             Attn:   Todd Doyle
                                     Vice President, General Counsel
                             Facsimile: (714) 757-7984

        Notices given by personal delivery will be effective on delivery; by overnight service on the next business day; by United States mail on the third business day after Pre-payment in the mail, all in accordance with the notice provisions set forth above.


XIII.   FORCE MAJEURE

        Each party shall be excused for failures and delays in performances, other than for the payment of money, caused by war, governmental proclamations, ordinances, or regulations or strikes (except by SYGMA employees), lockouts, floods, fires, explosions, or other events beyond the reasonable control and without the fault of such party. In the event of a work stoppage, the SYGMA Emergency Preparedness Plan will be implemented. In the event of any such force majeure, the terms of this Agreement shall be extended for the period during which either party is prevented from performing any material portion of this Agreement. This section shall not, however, relieve any party from using reasonable efforts to remove or avoid any such events, and any party so affected shall continue performance hereunder as soon as reasonably practicable whenever such causes are eliminated. Any party claiming any such excuse for failure or delay in performance shall give notice thereof to the other party.


XIV.    TERM  OF AGREEMENT AND IMPLEMENTATION

        This Agreement will be binding on both parties for [*] term beginning [*] through [*], and will automatically renew for successive [*]. However, either party, after the initial term of this Agreement, can terminate this Agreement with [*] written notice.


XV.     TERMINATION

        A. Breach by SYGMA - Notwithstanding the term set forth above, El Torito has the right to terminate this Agreement at any time with written notice to SYGMA [*] prior to the termination date set forth in such notice if SYGMA has materially breached the terms of this Agreement.

        B. Breach by El Torito - Notwithstanding the term set forth above, SYGMA has the right to terminate this Agreement at any time with written notice to El Torito [*] prior to termination date set forth in such notice if El Torito or FRI has materially breached the terms of this Agreement.



----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

        C. Service Interruption - Notwithstanding any other provision of this Agreement, SYGMA has the right to withhold all service under this Agreement in the event El Torito or FRI fails to pay when due any amount due under this Agreement; and SYGMA may continue to withhold all service under this Agreement until SYGMA is paid in full.

        D. Change in Control - Notwithstanding the term set forth above, SYGMA has the right to terminate this Agreement with written notice to El Torito of at least [*] if SYGMA has received a notice of change of controlling ownership of El Torito or FRI pursuant to Paragraph V.E.

        E. Inventory Purchase on Termination - Upon termination of this Agreement for any reason, El Torito and FRI or its designated distributor agrees to purchase, at SYGMA's Cost plus [*] per case to cover transfer and warehouse handling charges, all Products in SYGMA's inventory which SYGMA purchased specifically for distribution to FRI and El Torito or any El Torito Franchisee. In such event, El Torito and FRI shall purchase all perishables purchased in accordance with the terms of this Agreement within seven (7) days of the termination of this Agreement and all frozen and dry Products purchased in accordance with the terms of this Agreement within fifteen (15) days of the termination of this Agreement.


XVI.    GOVERNING LAW

        This Agreement shall be governed by the internal law, and not the law of conflicts in accordance with the laws of the State of California.


XVII.   ENTIRE AGREEMENT/AMENDMENTS

        The parties expressly acknowledge that this Agreement contains the entire agreement of the parties with respect to the relationship specified in this Agreement and supersedes any prior arrangements or understandings between the parties with respect to such relationship. This Agreement may only be amended by a written document signed by both El Torito and SYGMA.




----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

XVIII.  CONFIDENTIALITY

        El Torito and SYGMA each agree that they will keep all terms of this Agreement completely confidential, and that neither party will disclose any information concerning this Agreement to any person or entity without the prior express written consent of the other party; provided, however, that neither party will be in breach of this requirement if such party reasonably believes such disclosure is required based on the advise of counsel under applicable law, regulation or court order. In the event that such disclosure is required by applicable law, regulation or court order, however, El Torito and SYGMA each agree that, if reasonably practicable, such disclosure will not be made to any person or entity until after such time as the other party has received written notice with regard to any required disclosure, and the other party has had a reasonable opportunity to contest the basis for disclosure and review the content of any disclosure proposed to be made to any person or entity. El Torito and SYGMA further agree that disclosure of the terms and conditions of this Agreement in violation of this Section constitutes a material breach of the Agreement.


Executed as of the date set forth at the beginning of this Agreement. EL TORITO RESTAURANTS, INC.

By:  ____________________________________
William D. Burt
President

THE SYGMA NETWORK, Inc.

By:  __________________________
Gregory K. Marshall
Chairman and Chief Executive Officer

For purposes of FRI's specific agreements under the Agreement, including, without limitation, its agreements under Paragraphs V.C., V.D. and V.E. FAMILY RESTAURANTS, INC.

By: _________________________________
Robert T. Trebing Jr.
Executive Vice President and CFO